SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Maiden Lane, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2004, our wholly-owned subsidiary, Caplease, LP, entered into two contracts of sale with Hyperion Partners II L.P. (the “Seller”). Under the terms of the two contracts, we acquired from the Seller its beneficial interest in two trusts. Each trust’s sole asset is a free-standing Walgreen’s retail store, one located in Portsmouth, Virginia and the second located in Pennsauken, New Jersey. Caplease, LP paid the Seller an aggregate purchase price of approximately $7.2 million under the contracts, inclusive of debt assumed of approximately $5.6 million.

A wholly-owned subsidiary of the Seller, Hyperion CLF LLC, owns approximately 9.4% of our common stock. Our chairman, Lewis S. Ranieri, is the chairman and president, a director and the majority stockholder of Hyperion Funding II Corp., which is the sole general partner of Hyperion Ventures II L.P., which is the sole general partner of Hyperion Partners II L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

By:	/s/ SHAWN P. SEALE
Shawn P. Seale Senior Vice President, Chief Financial Officer and Treasurer

DATE: November 3, 2004